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                                                                     EXHIBIT 5.1


                         [LATHAM & WATKINS LETTERHEAD]


                               August 26, 1998





Greenwood Trust Company, as Originator
  of Discover Card Master Trust I
12 Read's Way
New Castle, Delaware 19720

                  Re:      Discover Card Master Trust I,
                           Registration Statement on Form S-3
                           ----------------------------------

Ladies and Gentlemen:

                  At your request, we have examined the above-captioned Registration Statement (the "Registration Statement"), together with the exhibits thereto, to be filed by you with the Securities and Exchange Commission registering credit card pass-through certificates (the "Investor Certificates") representing undivided interests in the Discover Card Master Trust I (the "Trust"). The Investor Certificates of a particular series will be issued pursuant to Servicing Agreement (the "Pooling and Servicing Agreement") dated as of October 1, 1993, a copy of which is included as Exhibit 4.1 to the Registration Statement, as amended by the First Amendment to Pooling and Servicing Agreement, dated as of August 15, 1994, a copy of which is included as
Exhibit 4.2 to the Registration Statement, by the Second Amendment to Pooling and Servicing Agreement, dated as of February 29, 1996, which is incorporated by reference to Exhibit 4.4 of Greenwood's Current Report on Form 8-K dated April 30, 1996, and by the Third Amendment to Pooling and Servicing Agreement, dated as of March 30, 1998, which is incorporated by reference to Exhibit 4.1(d) of the Trust's Registration Statement on Form 8-A filed on April 13, 1998, and as supplemented by a related Series Supplement (the "Series Supplement"), a copy of the form of which is included as Exhibit 4.4 to the Registration Statement, each by and between Greenwood as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee. We are familiar with the proceedings taken and to be taken by Greenwood as originator of the Trust in connection with the authorization of the issuance and sale of Investor Certificates, and have examined such documents and such questions of law and fact as we have deemed necessary in order to express the opinion hereinafter stated.
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Greenwood Trust Company
August 26, 1998
Page 2


                  We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are opining herein as to the effect on the subject transactions of only United States federal law and the laws of the State of New York, and we express no opinion with respect to the applicability thereto or the effect thereon of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

                  Based on the foregoing, and subject to the proposed additional proceedings being taken as now contemplated prior to the issuance of a particular series of Investor Certificates and the terms of the particular series of Investor Certificates being otherwise in compliance with then applicable law, we are of the opinion, as of the date hereof, that the Investor Certificates of a particular series, upon issuance and sale thereof in the manner described in the Registration Statement and as provided in the Pooling and Servicing Agreement and a related Series Supplement, will be validly issued, fully paid and nonassessable, and enforceable in accordance with their terms and entitled to the benefits of the Pooling and Servicing Agreement and the related Series Supplement, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (whether considered in a proceeding at law or in equity) and by the discretion of the court before which any proceeding therefor may be brought.

                  We hereby consent to the filing of (i) this opinion and (ii) the opinion to be filed as Exhibit 8.1 to the Registration Statement and to the reference to our firm in the prospectus to be included therein under the captions "Legal Matters," "Certain Federal Income Tax Consequences," "Certain State Income Tax Consequences" and "The Seller -- Insolvency Related Matters."

                                                     Very truly yours,

                                                     /s/ Latham & Watkins